Exhibit 10.1

IMMERSION CORPORATION

ANNUAL BONUS PLAN

1.       Purposes of the Plan

The Plan is a discretionary annual bonus plan. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to employees, and to promote the success of the business of Immersion Corporation.

2.       Definitions

“Actual Bonus” means the actual bonus payout (if any) made to a Participant for the applicable Performance Period, subject to the Administrator’s authority under Section 3(c) (Determination of Actual Bonus; Discretion to Modify Awards) to modify the amount of the payout.

“Administrator” means the committee appointed by the Board (pursuant to Section 6 (Plan Administration)) to administer the Plan.

“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Immersion Corporation, a Delaware corporation, or any successor entity.

“Effective Date” means the date the Plan is adopted by the Compensation Committee of the Board of Directors of the Company.

“Eligible Employee” means, as to any Performance Period, the executive officers of the Company or an Affiliate and other employees of the Company or an Affiliate who are designated by the Committee (or its delegate) to participate in the Plan for the Performance Period.

“Participant” means, as to any Performance Period, an Eligible Employee who was selected by the Administrator for participation in the Plan for such Performance Period.

“Performance Period” means the period of time for the measurement of the performance criteria applicable to a Target Bonus, as determined by the Administrator in its sole discretion.

“Plan” means this Immersion Corporation Annual Bonus Plan, as may be amended or restated from time to time.

“Target Bonus” means the Target Bonus, at 100% of target level performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Administrator in accordance with Section 3(b) (Determination of Target Bonuses).

3.       Selection of Participants and Determination of Awards

(a)       Selection of Participants

The Administrator, in its sole discretion, will select the Eligible Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Administrator, on a Performance Period by Performance Period basis. Accordingly, an Eligible Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods.

(b)       Determination of Target Bonuses

The Administrator, in its sole discretion, may establish a Target Bonus for each Participant (which may be expressed as a percentage of a Participant’s base salary earned during the Performance Period or a fixed dollar amount or such other amount or based on such other formula as the Administrator determines). The grant of a Target Bonus to a Participant does not guarantee any payment to Participant under the Plan, and shall not be construed as such.

(c)       Determination of Actual Bonus; Discretion to Modify Awards

The Administrator shall have the sole discretion to determine the extent to which the performance criteria applicable to a Target Bonus has been satisfied and the amount of the Actual Bonus payable to the Participant (if any) based on the satisfaction of such performance criteria. Notwithstanding any contrary provision of the Plan, the Administrator may, in its sole discretion and at any time, increase, reduce, or eliminate a Participant’s Actual Bonus. The Actual Bonus may be below, at or above the Target Bonus, in the Administrator’s discretion. The Administrator may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and will not be required to establish any allocation or weighting with respect to the factors it considers.

(d)       Discretion to Determine Performance Criteria

Notwithstanding any contrary provision of the Plan, the Administrator, in its sole discretion, will determine the performance goals (if any) applicable to any Target Bonus (or portion thereof). The goals may be on the basis of any factors the Administrator determines relevant, and may be on an individual, divisional, business unit, segment, or Company-wide basis. Any performance criteria used may be measured on such basis as the Administrator determines. The performance goals may differ from Participant to Participant and from award to award. The Administrator also may determine that a Target Bonus (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) in the sole discretion of the Administrator.

4.       Payment of Awards

(a)       Right to Receive Payment

The Plan shall be an unfunded Plan. Each Actual Bonus will be paid solely from the general assets of the Company. Nothing in the Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which the Participant may be entitled. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended because it neither provides retirement income nor systematically results in a deferral of income for periods extending to the termination of employment or beyond.

(b)       Timing of Payment

Payment of each Actual Bonus shall be made as soon as practicable after the end of the Performance Period to which the Actual Bonus relates and after the Actual Bonus is approved by the Administrator, but in no event later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends unless otherwise approved by the Administrator in accordance with applicable law. Unless otherwise determined by the Administrator or as required by a written agreement signed by the Participant and the Company, to be eligible to receive the Actual Bonus, a Participant must be employed by the Company or an Affiliate on the date such awards are paid to all Participants for the applicable Performance Period.

(c)       Form of Payment

Each Actual Bonus for a Performance Period will be paid in cash (or its equivalent) in a single lump sum, unless otherwise determined by the Administrator.

(d)       Overpayments

If any overpayment is made under the Plan, the individual receiving the overpayment shall promptly, upon notice from the Administrator, return the amount of such overpayment to the Company. Alternatively, the Company shall have the right to offset the amount of the overpayment against further amounts payable to or on account of the person who received the overpayment, to the maximum extent permitted by law. The foregoing remedy is not intended to be exclusive.

5.       Termination of Employment

Except as required by a written agreement signed by the Participant and the Company, if a Participant’s employment terminates for any reason prior to the date such awards are paid to all Participants for the applicable Performance Period, all of the Participant’s rights to an award for the Performance Period shall be forfeited. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a termination of employment.

6.       Plan Administration

(a)       Administrator

The Plan will be administered by the Administrator. Any committee serving as the Administrator will consist of not less than two members of the Board. The members of any such committee will be appointed from time to time by, and serve at the pleasure of, the Board. Unless and until the Board otherwise determines, the Board’s Compensation Committee is appointed to administer the Plan.

(b)       Administrator Authority

Subject to the terms of the Plan, the Administrator shall have authority to take any and all actions that it determines to be necessary or advisable in connection with the administration of the Plan, including the power to (i) determine which employees are Eligible Employees, which Eligible Employees are Participants, and which Participants will be granted Actual Bonuses; (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and any awards granted thereunder; (iv) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Participants who are foreign nationals or employed outside of the United States; (v) adopt rules for the administration, interpretation, and application of the Plan as are consistent therewith; (vi) interpret, amend, or revoke any such rules; (vii) determine all facts necessary to administer the Plan and any award granted thereunder; (viii) reconcile any inconsistency, correct any defect, and/or supply any omission in the Plan, an award, or any instrument or agreement relating to, or award granted under, the Plan; (ix) make and approve corrections in the documentation or administration of any award; (x) determine the extent to which the performance criteria have been met; (xi) determine the extent to which an award will be modified, if at all, in accordance with Section 3(c) (Determination of Actual Bonus; Discretion to Modify Awards); (xii) determine whether, to what extent, and under what circumstances awards may be forfeited or suspended; and (xiii) determine the rights of Participants in the event of death, disability, termination, and similar events.

(c)       Decisions Binding

All determinations, decisions, designations, and interpretations made by the Administrator and/or any delegate of the Administrator pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law. No determination of the Administrator shall be subject to de novo review if challenged in court.

(d)       Delegation by Administrator

The Administrator, in its sole discretion and on such terms and conditions as it may provide, but subject to any limitations under applicable law or the rules of any stock exchange on which the Company’s shares are listed, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, that any such officer shall not be authorized to grant an award under the Plan to themselves.

(e)       Indemnification

The Administrator shall not be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have, members of the Board and/or the Administrator (and any individuals to whom authority to act for the Board or the Administrator is delegated in accordance with the Plan) shall be defended and indemnified by the Company to the extent permitted by applicable law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit, or proceeding; or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit, or proceeding that such person is liable for gross negligence, bad faith, or intentional misconduct. Upon the institution of any such claim, investigation, action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on their own behalf.

7.       Amendment, Termination, and Duration

(a)       Amendment, Suspension, or Termination of Plan

The Board, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time, prospectively or retroactively, and for any reason. The amendment, suspension, or termination of the Plan will not, without the consent of the Participant, materially and adversely affect such Participant’s rights under any Actual Bonus theretofore earned and paid. No award may be granted during any period of suspension or after termination of the Plan.

(b)       Amendment of Awards

The Board or the Administrator, in its sole discretion and without the Participant’s consent, may amend or terminate any Target Bonus granted under the Plan at any time, prospectively or retroactively, prior to payment of the Actual Bonus and for any reason.

(c)       Duration of Plan

The Plan will commence on the Effective Date and will remain in effect thereafter until terminated by the Board.

8.       General Provisions

(a)       Governing Law

The validity and construction of the Plan and all awards thereunder shall be governed by the laws of the State of Florida, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an award to the substantive law of another jurisdiction.

(b)       Tax Withholding

The Company (or the Affiliate employing the applicable Participant) will withhold all applicable taxes from any Actual Bonus, including any federal, state, local, or foreign income and employment taxes.

(c)       Section 409A

(i)       The Plan will be interpreted to ensure that the payments contemplated hereby to be made by the Company to a Participant are exempt from or comply with Section 409A and all provisions of this Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A; provided, that nothing in this Plan will be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from any Participant to the Company or any other individual or entity.

(ii)       Any payments made under this Plan that satisfy the requirements to be a short-term deferral within the meaning of Treas. Reg. § 1.409A-1(b)(4) shall, to the maximum extent possible, not be treated as deferred compensation subject to Section 409A.

(iii)       To the extent necessary to avoid adverse tax consequences under Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Plan, references to a “termination,” “termination of employment,” “separation of service,” or like terms shall mean separation from service. Each installment payment required under this Plan shall be considered a separate payment for purposes of Section 409A. If, upon separation from service, a Participant is a “specified employee” within the meaning of Section 409A, any payment to such Participant that is subject to Section 409A and would otherwise be paid within six months after the Participant’s separation from service will instead be paid in the seventh month following the Participant’s separation from service (to the extent required by Section 409A(a)(2)(B)(i) of the Code).

(d)       No Employment or Service Rights

The Plan shall not confer upon any Participant any right to employment or service with the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time.

(e)       Participation

No Eligible Employee will have the right to be selected to receive an award under the Plan, or, having been so selected, to be selected to receive a future award. Unless otherwise expressly set forth in an agreement signed by the Company and a Participant, a Participant shall not have any right to any award under the Plan until such award has been paid to such Participant.

(f)       Successors

All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(g)       Nontransferability of Awards

No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an award granted to a Participant will be available during such Participant’s lifetime only to the Participant.

(h)       Construction

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The word “include” shall mean to include, but not to be limited to.

(i)       Severability

In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(j)       Requirements of Law

The Plan, the granting of awards under the Plan, and the payment of all amounts under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any regulatory or governmental agencies or national securities exchanges as may be required.

(k)       Recoupment; Clawback

Notwithstanding any other terms or conditions of the Plan, the Administrator may provide that any Participant and/or any award granted under the Plan, and any amounts paid under the Plan, shall be subject to any recovery, recoupment, clawback, and/or other forfeiture policy maintained by the Company from time to time.

(l)       Effect on Other Employee Benefit Plans

Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees or other service providers. The value of any award under the Plan will be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate only if such result is required by the terms of such employee benefit plan. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.